                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                   Amendment to Application or Report Filed
    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported)

                                 July 19, 1999

                             Edison Mission Energy
            (Exact name of registrant as specified in its charter)

                                   California
         (State or other jurisdiction of incorporation or organization)


             1-13434                           95-4031807
    (Commission File Number)        (I.R.S. Employer Identification No.)

     18101 Von Karman Avenue                      92612
      Irvine, California                       (Zip Code)
     (Address of principal
      executive offices)

      Registrant's telephone number, including area code: (949) 752-5588

                                 Not Applicable
         (Former name or former address, if changed since last report.)

         The undersigned Registrant hereby amends the following items, financial statement, exhibits or other portions of its Current Report on
   Form 8-K dated August 2, 1999, as set forth in the pages attached hereto:

                   Item 7.  Financial Statements and Exhibits

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of business acquired.

The power stations special-purpose combined balance sheets expressed in pounds sterling as of 3 January 1999 and 29 March 1998, and the related statements of income ("profit and loss accounts") and cash flows for the nine month period ended 3 January 1999, and the year ended 29 March 1998, together with the notes thereto and the Report of Independent Accountants.

The foreign exchange conversion rates to be used to translate UK sterling into US dollars are as follows:

                                                                     1999                        1998
                                                                     ----                        ----
Profit and loss accounts -- average rate                            1.66                         1.64

Balance sheets -- closing rate                                      1.66                         1.68


(b)  Pro forma financial information.

     -  Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1999.

     - Unaudited Pro Forma Consolidated Statement of Income for the six months ended June 30, 1999 and the year ended December 31, 1998.

     -  Notes to the Unaudited Pro Forma Consolidated Financial Statements.


(c)  Exhibits.  None.

                Fiddlers Ferry and Ferrybridge C Power Stations
         Special purpose accounts for the year ended 29 March 1998 and the nine month period ended 3 January 1999

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts



                               TABLE OF CONTENTS



Special-purpose combined accounts for the two periods to 3 January 1999

                                                    Page

Introduction                                         1

Auditors' report                                     3

Special-purpose combined accounts                    4

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Power Station Special-Purpose Combined Accounts

Introduction

These power station special-purpose combined accounts for the year ended 29 March 1998 and the nine month period ended 3 January 1999 (the "special-purpose combined accounts") are non-statutory and present the combined figures for those operations of PowerGen UK plc ("PowerGen") which form part of the Ferrybridge C and Fiddlers Ferry power stations (together the "Power Stations").

The special-purpose combined accounts have been specifically prepared in connection with the disposal of the Power Stations by PowerGen to Edison First Power Limited ("EFP") for the purposes of presenting, as far as practicable, the assets, liabilities, revenues and costs applicable to the Power Stations on a stand-alone basis but recognizing that the Power Stations were operated and managed as part of a portfolio of generating units within the generation division of PowerGen for the whole period presented. The disposal of the Power Stations by PowerGen to Edison First Power Limited was completed on 19 July 1999 ("the date of disposal").

Activities such as the bidding of individual generation units, including those of the Power Stations, into the Pool (and therefore the determination of which generation units within the PowerGen portfolio will operate), purchasing of all fuel requirements and negotiation of electricity sales contracts were carried out centrally by PowerGen and outside of the control of the Power Stations. Whilst certain responsibilities and activities, in areas such as procurement, personnel and finance, were devolved to individual Power Stations, a number of services were provided by central function within PowerGen and recharged to the Power Stations.

The special-purpose combined accounts are not therefore necessarily representative or indicative of the financial positions, results of operations or cash flows that would have been obtained had the Power Stations operated independently or under separate ownership.

The special-purpose combined accounts represent an aggregation of financial information from the individual operations (which were not legal entities) which make up the Power Stations. The basis of preparation, combination and presentation of the financial information of the Power stations is more fully described under "Principal Accounting Policies" on pages 7 to 11.

The Power Stations were not required to prepare audited accounts. No such accounts have been prepared prior to these special-purpose combined accounts. The financial information set out in the special-purpose combined accounts is based on management accounts of the operations which comprise the Power Stations for the relevant periods (which were used for the purpose of preparing the consolidated financial statements of PowerGen) after making such adjustments as were considered necessary.

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

In preparing the special-purpose combined accounts for the purpose stated above, which have been drawn up on the basis explained above as more fully described in the Principal Accounting Policies of pages 7 to 11 and which are intended to present fairly, on that basis, the financial position, results of operations and cash flows of the Power Stations, the Directors of PowerGen consider that they have selected appropriate accounting policies, consistently applied and supported by reasonable and prudent judgements and estimates, and that all accounting standards which they consider applicable have been followed, subject to any material departures disclosed and explained in the special-purpose combined accounts.

The Directors of PowerGen acknowledge that they are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of PowerGen and its group companies, including (until the date of disposal) the Power Stations. They are also responsible for safeguarding the assets of PowerGen and its group companies, including (until the date of disposal) the Power Stations, and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The Directors of PowerGen, after making enquiries, consider that the Power Stations have adequate resources to continue in operation for the foreseeable future and that it is appropriate to adopt the going concern basis in preparing the special-purpose combined accounts.

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Auditors' report to the Directors of PowerGen UK plc

We have audited the special-purpose power station combined accounts (the "special-purpose combined accounts") on page 1 and pages 4 to 20 which have been prepared under the historical cost convention and in accordance with the basis of preparation as set out under Principal Accounting Policies on pages 7 to 11. These special-purpose combined accounts have not been prepared for the purposes of Section 226 of the Companies Act 1985 and were prepared solely for the purposes described on page 1.

The special-purpose combined accounts represent an aggregation of financial information for the individual power stations operations which make up the Ferrybridge C and Fiddlers Ferry power stations (the "Power Stations").

Respective responsibilities of directors and auditors

The Directors of PowerGen are responsible, as described on page 2, for preparing the special-purpose combined accounts. Our responsibilities, as independent auditors, are established by the Auditing Practices Board and our profession's ethical guidance.

We report to you our opinion as to whether the special-purpose combined accounts present fairly, on the basis of preparation set out under the Principal Accounting Policies on page 7 to 11, the financial position, results of operations and cash flows of the Power Stations.

Basis of audit opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board which are substantially the same as auditing standards generally accepted in the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the special-purpose combined accounts. It also includes an assessment of the significant estimates and judgements made by the Directors of PowerGen in the preparation of the special-purpose combined accounts, and of whether the accounting policies are appropriate to the Power Stations' circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the special-purpose combined accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the special-purpose combined accounts.

Opinion

In our opinion the special-purpose combined accounts, drawn up on the basis explained in the Principal Accounting Policies on pages 7 to 11, present fairly, on that basis, the financial position of the Power Stations at 29 March 1998 and 3 January 1999 and of the results of their operations and their cash flows for the year ended 29 March 1998 and the nine month period ended 3 January 1999 in accordance with applicable United Kingdom accounting standards.

The accounting principles adopted in the special-purpose combined accounts differ in certain respects from accounting principles generally accepted in the United States. The effect of the differences in the determination of net income, PowerGen's investment and cash flows is shown on pages 21 to 22 to the special-purposes combined accounts.

PricewaterhouseCoopers
Chartered Accountants
London
30 September 1999

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Combined Profit and Loss Accounts

                                                         Nine months ended 3        Year ended 29 March
                                                                January 1999                       1998
                                            Note                  (Pounds)m                   (Pounds)m
-----------------------------------------------------------------------------------------------------------------
Turnover                                  1                        231.8                         394.6

Cost of Sales                             2,4                     (136.9)                       (244.7)
-----------------------------------------------------------------------------------------------------------------

Gross Profit                                                        94.9                         149.9

Operating Costs                           3,4,5                    (40.8)                        (80.7)

Other Operating Income                                               1.2                           2.8
-----------------------------------------------------------------------------------------------------------------

Operating Profit                                                    55.3                          72.0

Net Interest payable                      6                         (0.8)                         (1.0)
-----------------------------------------------------------------------------------------------------------------

Profit on ordinary activities
before taxation                                                     54.5                          71.0

Tax on profit on ordinary
 activities                               7                        (17.3)                        (18.7)
-----------------------------------------------------------------------------------------------------------------

Retained profit on ordinary
activities after taxation                                           37.2                          52.3
                                   ------------------------------------------------------------------------------



Turnover, cost of sales, operating costs and other operating income relate wholly to continuing operations.

There are no recognised gains and losses other than the profit above and therefore no separate statement of total recognised gains and losses has been presented.

The basis on which revenues and costs have been derived is outlined under Principal Accounting Policies on pages 7 to 11. The income and charges shown above are not necessarily representative of those which might be incurred by the Power Stations under separate ownership.

The notes on pages 12 to 20 form part of these special-purpose combined accounts.

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Combined Balance Sheets

                                                                    3 January                            29 March
                                                                         1999                                1998
                                                      Note          (Pounds)m                           (Pounds)m
------------------------------------------------------------------------------------------------------------------

Fixed assets

Tangible assets                                        8                164.7                                174.1
------------------------------------------------------------------------------------------------------------------

                                                                        164.7                                174.1
------------------------------------------------------------------------------------------------------------------

Current Assets

Stocks                                                 9                 50.7                                 49.3

Debtors: amounts falling due within one
year                                                  10                 36.6                                 33.0
------------------------------------------------------------------------------------------------------------------

                                                                         87.3                                 82.3
Creditors:  amounts falling due
within one year

Trade and other creditors                             11                (32.5)                               (54.3)
------------------------------------------------------------------------------------------------------------------

Net current assets                                                       54.8                                 28.0
------------------------------------------------------------------------------------------------------------------
Total assets less current liabilities                                   219.5                                202.1

Provisions for liabilities and charges                13                (24.5)                               (32.1)

Deferred tax                                          14                (25.6)                               (23.4)
------------------------------------------------------------------------------------------------------------------

Net assets                                                              169.4                                146.6
                                                          ===================                 ====================


PowerGen's investment in the Power Stations           15                169.4                                146.6
                                                          ===================                 ====================

The basis on which the net investment of PowerGen in the Power Stations ("PowerGen's investment in the Power Stations") has been derived is outlined under Principal Accounting Policies on pages 7 to 11. The capital structure shown above is not representative of the capital structure of the Power Stations under separate ownership.

The notes on pages 12 to 20 form part of these special-purpose combined accounts.

The special-purpose combined accounts were approved by the Board of PowerGen on 30 September 1999.

By  /s/ P.C.F. HICKSON
   ---------------------
        P.C.F. HICKSON
          Director

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Combined Cash Flow Statements

                                                                                Nine months           Year ended
                                                                                    ended 3             29 March
                                                                   Note        January 1999                 1998
                                                                                  (Pounds)m            (Pounds)m
-----------------------------------------------------------------------------------------------------------------

Cash flow from operating activities                                  16                52.4                 106.7
-----------------------------------------------------------------------------------------------------------------
Taxation                                                                              (31.0)                (36.2)
-----------------------------------------------------------------------------------------------------------------

Capital expenditure and financial investment

Purchase of tangible fixed assets                                                      (7.0)                (17.2)
-----------------------------------------------------------------------------------------------------------------

                                                                                       (7.0)                (17.2)
-----------------------------------------------------------------------------------------------------------------

Net cash inflow before use of liquid resources and financing                           14.4                  53.3

Net cash generated in the period and retained by PowerGen            15                14.4                  53.3
-----------------------------------------------------------------------------------------------------------------

The basis on which the cash flows have been derived is outlined under Principal Accounting Policies on pages 7 to 11. The cashflows shown above are not necessarily representative of those which might be incurred by the Power Stations under separate ownership.



The notes on pages 12 and 20 form part of these special-purpose combined accounts.

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Principal Accounting Policies

Basis of preparation and combination
The special-purpose combined accounts have been prepared from the accounting records of PowerGen UK plc or its predecessor PowerGen plc (both referred to as "Power Gen") for the purposes of presenting, as far as practicable, the financial position, results of operations and cash flows of the Fiddler's Ferry and Ferrybridge C power stations (together the "Power Stations") on a stand-alone basis but recognising that the Power Stations were operated and managed as part of a portfolio of generating units within the generation division of PowerGen for the whole period covered by these special-purpose combined accounts. Consequently, the financial performance of the Power Stations has been affected by PowerGen's operating decisions in relation to its other power stations.

Activities such as the bidding of individual generation units, including those of the Power Stations, into the Pool (and therefore the determination of which generation units within the PowerGen portfolio will operate), purchasing of all fuel requirements and negotiation of electricity sales contracts were carried out centrally by PowerGen and outside of the control of the Power Stations. Whilst certain responsibilities and activities, in areas such as procurement, personnel and finance, were devolved to individual Power Stations a number of services were provided by central functions within PowerGen and recharged to the Power Stations. Against this background, reasonable allocations and estimates have been made that, in the opinion of the Directors of PowerGen, include all material costs of doing business.

The special-purpose combined accounts present the financial information of the two power stations in aggregation and have been prepared as if the Power Stations in their present form had existed for the entire period presented.

The special-purpose combined accounts are not therefore necessarily representative or indicative of the financial position, results of operations or cash flows that would have been attained had the Power Stations operated independently or under separate ownership. Further details of the way income or charges, assets or liabilities and cashflows have been determined is set out in the following paragraphs.

No allowance has been taken of the effect the disposal of the Power Stations by PowerGen might have on the financial position, results of operations or cash flows shown by the special-purpose combined accounts.

The special-purpose combined accounts are prepared under the historical cost convention and in accordance with applicable UK accounting standards. There is no difference between the profit on ordinary activities before taxation and the retained profit for the period stated on the face of the profit and loss account and their historical cost equivalents. Values of assets and liabilities vested in PowerGen (and hence the Power Stations) on 31 March 1990 under the Transfer Scheme made pursuant to the Electricity Act 1989 (the Transfer Scheme) are based on their historical cost to the Central Electricity Generating Board (CEGB).

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Principal Accounting Policies (continued)

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results can differ from those estimates.

Turnover
Turnover comprises sales of electricity and other services to the Electricity Pool in England and Wales ("the Pool"), and represents actual output generated during each half-hour period valued at prevailing Pool prices for that same half-hour period and is recognised when earned.

PowerGen enters into a portfolio of contracts for differences ("CFDs") to act as a hedge against both the output of its portfolio of power stations taken as whole and volatility in pool prices. Since the CFDs are not linked to the output of specific power stations, either when the CFDs are entered into or when the fees receivable and difference payments are calculated, the Directors of PowerGen do not consider it appropriate or feasible to apportion the net revenues received under the CFDs to an individual power station.

Similarly, PowerGen enters into contracts to make sales direct to large customers of electricity purchased through the Pool. These contracts are not linked to the output of any individual power station and the Directors of PowerGen do not consider it appropriate or feasible to apportion any revenue under such contracts to an individual power station.

Accordingly, turnover (and hence operating profit) in the profit and loss account does not include any fees receivable or difference payments made under CFDs with purchasers from the Pool or revenues under direct sales contracts, and are therefore not necessarily representative of the income of the Power Stations operating independently or under separate ownership.

Cost of Sales - fuel burn
Fuel burn costs in the profit and loss account have been determined by reference to actual coal usage and the actual cost of coal purchases.

In the five year period up to and including the year ended 29 March 1998, PowerGen received a supplement in certain CFDs with customers to reflect the higher (above world market prices) cost of coal purchased from British Coal Corporation and its successor entities (the "BC Supplement"). As explained above, turnover in the profit and loss account excludes revenues earned by PowerGen under CFDs, whilst fuel burn costs reflect the higher actual costs incurred. Accordingly, fuel costs may be higher, and gross profits may be lower, than would have been attained had the Power Stations operated independently or under separate ownership.

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Principal Accounting Policies (continued)


Restructuring costs
Amounts are set aside for restructuring programs which involve the reorganisation or future closure of power station units and specific reductions in staff numbers, where there is a demonstrable commitment to such actions.

Operating costs
Operating costs include staff costs, operational rates, repairs and maintenance costs, and allocated common costs. Operating costs have, where appropriate, been directly attributed to the Power Stations, or to the extent that direct attribution has not been possible, have been allocated on the basis of an appropriate incremental or proportionate allocation methodology and the Directors of PowerGen believe that they include all substantive costs that should be allocated for the purpose of the special-purpose combined accounts. No attribution or allocation has been made for costs that are driven by corporate level activities such as the Chief Executive's Office and Company Secretarial Department.

Tangible fixed assets
Tangible fixed assets, including plant spares, are stated at original cost less accumulated depreciation and provisions for impairment and permanent diminution in value.

Depreciation
Provision for depreciation of generating and other assets is made so as to write off, on a straight-line basis, the book value of tangible fixed assets. Assets are depreciated over their estimated useful lives. No depreciation is provided on freehold land. The estimated total discounted cost of decommissioning the Power Stations is capitalised as part of generating assets and depreciated on a straight-line basis over their remaining useful economic life.

The estimated useful lives for the other principal categories of fixed assets are:

Asset                                                                                       Life in years
----------------------------------------------------------------------------------------------------------
Generating assets                                                                                   25-40
Other buildings                                                                                        40
Other operating and short term assets                                                                3-15
----------------------------------------------------------------------------------------------------------

Overhaul of generation plant
Overhaul costs are capitalised as part of generating assets and depreciated on a straight-line basis over their estimated useful life, typically the period until the next major overhaul. That period is usually four years.

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Principal Accounting Policies (continued)



Fuel stocks and stores
Fuel stocks and stores are stated at the lower of cost and net realizable value. In general, stocks are recognised in the profit and loss account on a weighted average cost basis.

Capital structure and financing
Because the Power Stations have not in the past formed a separate legal entity or group, the proportion of share capital and retained profits of the PowerGen Group attributable to the Power Stations have been shown in the balance sheet as part of "PowerGen's investment in the Power Stations". The Power stations have not been charged with any financing costs in respect of the amounts included within "PowerGen's investment in the Power Stations" during the period covered by the special-purpose combined accounts. The Power Stations have generated sufficient cash during each of the period covered by the special-purpose combined accounts to cover all working capital and capital expenditure requirements.

Although separate bank accounts are maintained by each of the Power Stations, these are used for sundry de minimus local expenses with all significant cash flows for items of income and expenditure received or settled directly by PowerGen centrally. For this reason, the cash flows shown, which reflect amounts paid or received by PowerGen on behalf of the Power Stations, are not necessarily representative of the cash flows had the Power Stations operated independently or under separate ownership. The net cash movement in each period has been included in "PowerGen's Investment in Power Stations".

All other financing requirements during the periods covered were met centrally by PowerGen and have not been specifically attributed to an individual power station. The interest charges shown are therefore not necessarily representative of the interest charges of the Power Stations under separate ownership.

Taxation
The Power Stations are not separate legal entities and were not subject to full taxation of their results. The taxation charge in the special-purpose combined accounts has been calculated on a `separate return' basis to reflect the tax that would have been incurred on the profits as shown in these special-purpose combined accounts. The taxation charges shown are therefore not necessarily representative of the tax payable by the Power Stations under separate ownership. The tax cash flows for each period represent the assumed payment of the Corporation Tax liability from the previous period.

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Principal Accounting Policies (continued)


Deferred taxation arises in respect of items where there is a timing difference between their treatment for accounting purposes and their treatment for taxation purposes. Provision for deferred taxation, using the liability method, is made to the extent that it is probable that a liability or asset will crystallise in the foreseeable future.

Pensions
Pension costs are charged to the profit and loss account on the basis of contributions payable to PowerGen's pension schemes in respect of the employees employed by the Power Stations. Differences between the amounts funded and the amounts charged to the profit and loss account are treated as either creditors or debtors in the balance sheet. The pension charges shown are therefore not necessarily representative of the pension charges for employees of the Power Stations under separate ownership.

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Notes to the Accounts

 1           Turnover

Turnover, which arises from generation activities wholly in the UK, is analysed as follows:

                                                                      Nine months                  Year ended 29
                                                                          ended 3                     March 1998
                                                                     January 1999
                                                                        (Pounds)m                      (Pounds)m
----------------------------------------------------------------------------------------------------------------
Sales through the Pool                                                      228.7                          389.5
Other sales                                                                   3.1                            5.1
----------------------------------------------------------------------------------------------------------------
                                                                            231.8                          394.6
                                                            ---------------------          ---------------------

Wholesale electricity trades in England and Wales are conducted according to a multilateral agreement between the electricity generators, such as PowerGen, and the wholesale electricity purchasers. This multilateral agreement specifies the charges on each purchaser and the payments to each generator and ensures that the total charges equal the total payments. All such payments and charges are settled through a daily clearing account (the Pool) without passing through the ownership of a third party. Therefore although the customers of a specific generator are identified collectively as the purchasers who have signed the multilateral agreement, it is not possible to quantify the actual sales from one specific generator, or station, to one specific purchaser.


 2     Cost of sales

Cost of sales were as follows:

                                                                  Nine months ended              Year ended 29
                                                                     3 January 1999                 March 1998
                                                                          (Pounds)m                  (Pounds)m
--------------------------------------------------------------------------------------------------------------
Fuel burn                                                                     102.9                      181.2
Depreciation and amortisation                                                  16.8                       26.0
Grid system charges and pool purchases                                         17.2                       24.1
Exceptional cost of sales (note 4)                                               --                       13.4
--------------------------------------------------------------------------------------------------------------
                                                                              136.9                      244.7
                                                              ---------------------       --------------------

3      Operating costs

Operating costs were as follows:

                                                                  Nine months ended               Year ended 29
                                                                     3 January 1999                  March 1998
                                                                          (Pounds)m                   (Pounds)m
---------------------------------------------------------------------------------------------------------------
Staff costs (note 5)                                                           12.4                        16.9
Operational rates                                                              14.3                        20.2
Repairs and maintenance costs                                                  10.8                        15.1
Allocated common costs                                                          1.4                         3.1
Other operating charges -- before exceptional items                             7.5                        14.6
Exceptional operating charges (note 4)                                         (5.6)                       10.8
---------------------------------------------------------------------------------------------------------------
                                                                               40.8                        80.7
                                                              ---------------------       ---------------------

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Notes to the Accounts

Operating costs include:

                                                                   Nine months                Year ended 29
                                                                       ended 3                   March 1998
                                                                  January 1999
                                                                     (Pounds)m                    (Pounds)m
                                                                  -------------               -------------
Research and development costs                                              0.1                         0.2

4      Exceptional items

Exceptional items comprise:

                                                                   Nine months                   Year ended
                                                                       ended 3                     29 March
                                                                  January 1999                         1998
                                                                     (Pounds)m                    (Pounds)m
-----------------------------------------------------------------------------------------------------------
Plant rationalisation and restructuring
Write down of fixed assets                                                   -                         13.4
Severance                                                                (5.6)                         10.8
-----------------------------------------------------------------------------------------------------------
                                                                         (5.6)                         24.2
                                                                  ------------                -------------


Following a review of PowerGen's plant portfolio in the light of increased competition and market changes, unit 4 at Ferrybridge C was closed at the end of March 1998 with an associated write off of the remaining net book value of (Pounds)13.4 million, and business restructuring costs of (Pounds)10.8 million. Following PowerGen's undertaking, in November 1998, to dispose of 4GW of its portfolio of coal-fired stations the restructuring plans were scaled back, leading to a reversal of (Pounds)5.6 million of restructuring costs in the nine months ended 3 January 1999.

5      Employee information

The average number of persons employed during the period at the Power Station was:

                                                                 Nine months                   Year ended
                                                                     ended 3                     29 March
                                                                January 1999                         1998
---------------------------------------------------------------------------------------------------------
Number of employees                                                      444                          485
---------------------------------------------------------------------------------------------------------
                                                                         444                          485
                                                                ------------                 ------------

The salaries and related costs of employees were:

                                                                  Nine months                   Year ended
                                                                      ended 3                     29 March
                                                                 January 1999                         1998
                                                                    (Pounds)m                    (Pounds)m
----------------------------------------------------------------------------------------------------------
Wages and salaries                                                       10.6                         14.2
Social security costs                                                     0.8                          1.2
Other pension costs (note 12)                                             1.0                          1.5
----------------------------------------------------------------------------------------------------------
                                                                         12.4                         16.9
                                                                 ------------                 ------------

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Notes to the Accounts



6    Net interest payable

                                                                Nine months                   Year ended
                                                                    ended 3                     29 March
                                                               January 1999                         1998
                                                                  (Pounds)m                    (Pounds)m
-----------------------------------------------------------------------------------------------------------
Unwinding of discount in provisions                                     0.8                          1.0
-----------------------------------------------------------------------------------------------------------
                                                                        0.8                          1.0
                                                               -------------               -------------



The basis on which the interest charge has been derived is set out in 'Capital structure and financing' under Principal Accounting Policies on page 10.


7    Tax on profit on ordinary activities

                                                               Nine months                  Year ended 29
                                                                   ended 3                     March 1998
                                                              January 1999
                                                                 (Pounds)m                      (Pounds)m
-----------------------------------------------------------------------------------------------------------
United Kingdom corporation tax at 31% (year to March 1998 31%)
Current                                                               15.1                           31.0
Deferred (note 14)                                                     2.2                          (12.3)
-----------------------------------------------------------------------------------------------------------
                                                                      17.3                           18.7
                                                               ------------                   -------------


The actual rate of tax reconciles with the applicable United Kingdom corporation tax rate as follows:

                                                                Nine months                   Year ended 29
                                                                    ended 3                      March 1998
                                                               January 1999
                                                                          %                               %
-----------------------------------------------------------------------------------------------------------
United Kingdom corporate tax rate                                        31                              31
Impact of change in tax rates on deferred tax                             1                              (5)
-----------------------------------------------------------------------------------------------------------
                                                                         32                              26
                                                                  ----------                  -------------



The basis on which the tax charge has been calculated is set out in 'Taxation' under Principal Accounting Policies on page 10.

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Notes to the Accounts

8      Tangible Fixed Assets

--------------------------------------------------------------------------------------------------------------------
                                              Generating              Overhaul              Other              Total
                                                  assets                                   assets
                                              (excluding
                                               overhaul)
                                               (Pounds)m             (Pounds)m          (Pounds)m          (Pounds)m
---------------------------------------------------------------------------------------------------------------------
At 29 March 1998                                   295.4                  40.0               82.8              418.2

Additions                                            2.1                   4.6                0.3                7.0

Transfers from stores                                2.2                     -                  -                2.2
---------------------------------------------------------------------------------------------------------------------
At 3 January 1999                                  299.7                  44.6               83.1              427.4
                                     --------------------------------------------------------------------------------

Depreciation

At 29 March 1998                                  (172.3)                (15.4)             (56.4)            (244.1)

Charge for period                                   (8.0)                 (7.5)              (1.3)             (16.8)

Transfers from stores                               (1.8)                    -                  -               (1.8)
---------------------------------------------------------------------------------------------------------------------

At 3 January 1999                                 (182.1)                (22.9)             (57.7)            (262.7)
                                     -------------------          ------------       ------------       ------------
Net book value at 3 January 1999                   117.6                  21.7               25.4              164.7
                                     -------------------          ------------       ------------       ------------
Net book value at 29 March 1998                    123.1                  24.6               26.4              174.1
                                     -------------------          ------------       ------------       ------------


Generating assets (excluding overhaul) include freehold land and buildings with a net book value of (Pounds)29.6 million (at 29 March 1998 (Pounds)25.6 million).

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Notes to the Accounts


9      Stocks

                                                                              At                        At
                                                                  3 January 1999             29 March 1998
                                                                       (Pounds)m                 (Pounds)m
----------------------------------------------------------------------------------------------------------
Fuel stocks                                                                 42.9                      41.8
Stores                                                                       7.8                       7.5
----------------------------------------------------------------------------------------------------------
                                                                            50.7                      49.3
                                                                    ------------              ------------


Stores are shown net of a slow-moving and obsolescence provision of (Pounds)5.9 million (at 29 March 1998 (Pounds)5.4 million).


10   Debtors:  amounts falling due within one year

                                                                            At                           At
                                                                3 January 1999                29 March 1998
                                                                     (Pounds)m                    (Pounds)m
-----------------------------------------------------------------------------------------------------------
Pool debtors                                                              32.6                         32.4
Other debtors                                                              1.5                          0.6
Prepayments and accrued income                                             2.5                            -
-----------------------------------------------------------------------------------------------------------
                                                                          36.6                         33.0
                                                                  ------------                -------------


11   Trade and other creditors falling due within one year

                                                                            At                           At
                                                                3 January 1999                29 March 1998
                                                                     (Pounds)m                    (Pounds)m
-----------------------------------------------------------------------------------------------------------
Trade creditors                                                           12.1                         15.9
Corporation tax                                                           15.1                         31.0
Other taxation and social security                                         0.4                          0.4
Accruals and other creditors                                               4.9                          7.0
-----------------------------------------------------------------------------------------------------------
                                                                          32.5                         54.3
                                                                  ------------                    ---------


Debtors and trade and other creditors are received or settled by PowerGen as they fall due.


12   Pension scheme arrangements

PowerGen participates in the industry-wide scheme, the Electricity Supply Pension Scheme (ESPS), for the majority of its employees, including those employed at the Power Stations. This is a funded defined benefit scheme, with assets invested in separate trustee administered funds.

An actuarial valuation of the ESPS is normally carried out every three years by the Scheme's independent professionally qualified actuary, who recommends the rates of contribution payable by each group participating in the scheme. In intervening years the actuary reviews the continuing appropriateness of the rates.

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Notes to the Accounts


Detailed accounting for these pensions arrangements takes place in PowerGen and not at individual power stations. The charge for the period will therefore normally represent contributions payable to the ESPS determined on an actuarial basis so that the annual charge is a substantially level percentage of current pensionable payroll.

In recent years, the ESPS has shown significant surpluses. Accounting for the amortisation of these surpluses, other than the impact on regular costs and contributions payable, is dealt with in the accounts of PowerGen, not in these special-purpose combined accounts.


13   Provisions for Liabilities and Charges

Movements on provisions comprise:

                         29 March        Charged to        Exceptional         Amortisation        Provision     3 January
                             1998        profit and             credit          of discount         utilised          1999
                                       loss account
                        (Pounds)m         (Pounds)m          (Pounds)m            (Pounds)m        (Pounds)m     (Pounds)m
--------------------------------------------------------------------------------------------------------------------------
Rationalisation
and restructuring            10.9                -               (5.6)                   -             (2.8)           2.5


Decommissioning              21.2                -                  -                   0.8               -           22.0
--------------------------------------------------------------------------------------------------------------------------
                             32.1                -               (5.6)                  0.8            (2.8)          24.5
                     -----------------------------------------------------------------------------------------------------



Rationalisation and restructuring provisions will be utilised within the next year, and decommissioning provisions over the remaining lives of the power stations.

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Notes to the Accounts


14   Deferred tax

An analysis of the full potential liability (which represents the US GAAP deferred tax liability) and the net deferred tax liability recognised at 3 January 1999 and 29 March 1998 under UK GAAP is as follows:

                                                         3 January 1999                           29 March 1998
                                            ---------------------------            ----------------------------
                                               Full potential liability                Full potential liability
                                               and Liability recognised                and Liability recognised
                                                              (Pounds)m                               (Pounds)m
---------------------------------------------------------------------------------------------------------------
Accelerated capital allowances                                    34.6                                    35.1

Other timing differences                                          (9.0)                                  (11.7)
                                            ---------------------------            ----------------------------
                                                                  25.6                                    23.4
                                            ===========================            ============================


Assets and liabilities have been recognised for those timing differences which are expected to crystallise in the foreseeable future. The liability in respect of accelerated capital allowances is calculated at 30% (year ended 29 March 1998 30%). The liability in respect of other timing differences is calculated at 30% (year ended 29 March 1998 31%).


15   PowerGen's Investment in the Power Stations

Movements in PowerGen's investment in the Power Stations comprise:

                                                                                 3 January             29 March
                                                                                      1999                 1998
                                                                                 (Pounds)m            (Pounds)m
---------------------------------------------------------------------------------------------------------------
Profit for the financial period                                                      37.2                 52.3

Net cash generated in the period and retained by PowerGen                           (14.4)               (53.3)
---------------------------------------------------------------------------------------------------------------
Net increase/(decrease) in PowerGen's investment in the Power Stations for
the period                                                                           22.8                 (1.0)

PowerGen's opening investment in the Power Stations                                 146.6                147.6
---------------------------------------------------------------------------------------------------------------
PowerGen's closing investment in the Power Stations                                 169.4                146.6
                                                                               -----------          -----------

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Notes to the Accounts

16      Cash Flow

     Reconciliation of operating results to cash flow operating activities:

                                                                           Nine months               Year ended 29
                                                                               ended 3                  March 1998
                                                                               January
                                                                                  1999
                                                                             (Pounds)m                   (Pounds)m
-------------------------------------------------------------------------------------------------------------------

Operating profit                                                                  55.3                       72.0

Depreciation (including exceptional charges)                                      16.8                       39.4

Increase in stocks                                                                (1.8)                      (5.7)

(Increase)/decrease in debtors                                                    (3.6)                      (6.5)

(Decrease)/increase in creditors                                                  (5.9)                      (1.9)

(Decrease)/increase in provisions                                                 (8.4)                       9.4
------------------------------------------------------------------------------------------------------------------
                                                                                  52.4                      106.7
                                                                              ----------                -----------

The movement in provisions for the nine months ended 3 January 1999 includes cash outflows of (Pounds)2.8 million (year ended 29 March 1998 (Pounds)nil million) relating to exceptional charges arising in previous years.


17   Commitments

At 3 January 1999, the combined power stations had commitments of (Pounds)28.0 million (29 March 1998 (Pounds)nil) for capital expenditure, none of which related to expenditure to be incurred after one year.

18   Post balance sheet event

On 30 April 1999 PowerGen announced the disposal, under 199-year leases, of Fiddler's Ferry and Ferrybridge C power stations to Edison Mission Energy ("Mission"). PowerGen will supply coal to the stations for a four-year period on terms consistent with PowerGen's overall coal commitments. PowerGen have provided Mission with a six month Contract for Differences in respect of part of the capacity of the plant, a Technical Support Agreement, a Transitional Services Agreement and an agreement to provide access to PowerGen's coal import terminal at Gladstone Dock, Liverpool. Mission have taken on all the employees at the two stations. The disposal was completed on 19 July 1999.

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts

Notes to the Accounts

19   Transactions and balances with PowerGen

Throughout the period covered by these special-purpose combined accounts the Power Stations have entered into a number of transactions with other PowerGen business units. Substantially all of these transactions are exempt from the disclosure provisions of FRS 8 "Related Party Disclosures" as they have been undertaken between business units of PowerGen UK plc and are eliminated in the consolidated accounts of PowerGen UK plc. However, brief details of the nature of these transactions are set out below.

As described in the basis of preparation of the special-purpose combined accounts as set out under Principal Accounting Policies on pages 7 to 11, the Power Stations were operated and managed as part of a portfolio of generating units within the generation division of PowerGen for the whole period covered by these special-purpose combined accounts. With the exception of a number of sundry de minimus local expenses, all income and expenditure, in terms of cash flows, was received or settled directly by PowerGen centrally.

In addition, the Power Stations may have indirectly benefited from the corporate level activities (as opposed to central functions) of PowerGen. No charges have been recognised in these special-purpose combined accounts in respect of these activities.

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-Purpose Combined Accounts



20 SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The special-purpose combined accounts have been prepared in accordance with UK GAAP, and on the basis described under Principal Accounting Policies on pages 7 to 11, which differs in certain significant respects from US GAAP. These differences relate principally to the following items, and the effect of the adjustments to net income and PowerGen's investment in the Power Stations which would be required under US GAAP are set out in the tables below.

a)   Deferred taxation   UK GAAP requires provision for deferred taxation only
     when it is expected that a liability will become payable or an asset will crystallise in the foreseeable future and then at the known future rates of tax. US GAAP requires full provision for deferred taxes to be made using enacted future tax rates.

b)   Severance costs   Under UK GAAP, voluntary severance costs for employees
     leaving as part of an on-going restructuring programme are accrued and recognised in the profit and loss account once an irrevocable commitment has been made to such a programme and implementation has commenced. Voluntary severance costs include severance payments, payments in lieu of notice and the costs of providing incremental pension benefits in respect of staff reductions. Under US GAAP, voluntary termination benefits are generally charged in the period in which the employees accept the terms under which they will leave the station's employment. In addition, where the number of employees leaving results in a significant reduction in the accrual of pension benefits for employees' future service (a "curtailment" under US GAAP), the effects are reflected as part of the cost of such termination benefits.

c)   Cash flow statement   Under US GAAP, various items would be reclassified
     within the cash flow statement. In particular, interest and taxation would form part of net cash flows from operating activities.

Fiddlers Ferry and Ferrybridge C Power Stations -- Special-purpose Combined Accounts


Effect on net income of differences between UK GAAP and US GAAP:

                                                                           Nine months                 Year ended
                                                                               ended 3              29 March 1998
                                                                          January 1999
                                                                             (Pounds)m                  (Pounds)m
------------------------------------------------------------------------------------------------------------------
Net income under UK GAAP                                                          37.2                       52.3
US GAAP adjustments:
        Severance costs                                                           (8.0)                       6.5
        Taxation effects on the foregoing adjustment                               2.5                       (2.0)
        Deferred taxation                                                          1.1                       (1.1)
-------------------------------------------------------------------------------------------------------------------
Net income under US GAAP                                                          32.8                       55.7
                                                                          ------------                -------------

There are no recognised gains and losses other than as set out above and therefore no separate comprehensive statement of net income is shown.


Effect on PowerGen's investment in the Power Stations of differences between UK GAAP and US GAAP:

                                                                               3 January                 29 March
                                                                                    1999                     1998

                                                                               (Pounds)m                (Pounds)m
------------------------------------------------------------------------------------------------------------------
PowerGen's investment in the Power Stations under UK GAAP                          169.4                    146.6
US GAAP adjustment:
        Severance costs                                                                -                      8.0
        Taxation effects on the foregoing adjustment                                   -                     (2.5)
        Deferred taxation                                                              -                     (1.1)
------------------------------------------------------------------------------------------------------------------
PowerGen's investment in the Power Stations under US GAAP                          169.4                    151.0
                                                                          --------------              ------------


Statement of cash flows

The table below summarises the combined cash flow statements as if presented in accordance with US GAAP, and includes the adjustment to reconcile cash and cash equivalents under US GAAP to cash under UK GAAP.

                                                                             Nine months                Year ended
                                                                                   ended                  29 March
                                                                               3 January                      1998
                                                                                    1999
                                                                               (Pounds)m                 (Pounds)m
                                                                    -----------------------------------------------
Net cash provided by operating activities                                           21.4                      70.5
Net cash used in investing activities                                               (7.0)                    (17.2)
Net cash used in financing activities                                              (14.4)                    (53.3)
                                                                    -----------------------------------------------
Net movement in cash and cash equivalents                                            0.0                       0.0
Cash and cash equivalents under US GAAP at the beginning and end
of the period                                                                        0.0                       0.0
                                                                    -------------------------   -------------------

There are no significant non-cash investing or financing activities during the period.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements reflect the acquisition by Edison First Power Limited, a wholly owned subsidiary of Edison Mission Energy ("EME"), of Fiddler's Ferry and Ferrybridge C Power Stations on July 19, 1999. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of EME included in its Annual Report on Form 10-K for the year ended December 31, 1998, EME's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, and the historical special-purpose combined accounts of Fiddler's Ferry and Ferrybridge C Power Stations included elsewhere in this Form 8-K/A. The pro forma adjustments are based on current information about Fiddler's Ferry and Ferrybridge C Power Stations net assets and results of operations.

EME's total acquisition cost of (Pounds) 1.384 billion (approximately $2.2 billion) was funded by a $500 million capital contribution by Edison International and the issuance of long-term debt and the use of existing working capital.

Fiddler's Ferry and Ferrybridge C Power Stations present their financial statements based on UK GAAP denominated in British pounds sterling. The financial statements have been converted to US GAAP and US dollars for the purposes of the following pro forma presentation. Fiddler's Ferry and Ferrybridge C Power Stations' balance sheet denominated in British pounds sterling was translated to US dollars at a rate of 1.5770, which was the exchange rate at July 4, 1999. British pounds sterling amounts in the income statement were translated at the rate of 1.6182 for the six months ended July 4, 1999 and 1.6568 for the year ended January 3, 1999, which were the average exchange rates for the respective periods combined.

The following unaudited pro forma consolidated financial statements have been prepared as if the acquisition of Fiddler's Ferry and Ferrybridge C Power Stations had taken place on June 30, 1999, in the case of the pro forma consolidated balance sheet, and as of January 1, 1998 for the consolidated pro forma income statements for the six months ended June 30, 1999 and the year ended December 31, 1998. EME will account for the acquisition as a purchase for financial reporting purposes. Accordingly, the purchase price has been allocated to the assets and liabilities based upon the estimated fair value as of the acquisition date. The allocation of purchase price is preliminary. Management does not anticipate that the final allocation will materially affect the EME's financial position or results of operations.

These unaudited pro forma financial statements should be read in conjunction with the notes thereto and with the historical financial statements and related notes of EME and Fiddler's Ferry and Ferrybridge C Power Stations. The unaudited pro forma financial statements have been prepared based upon assumptions deemed appropriate by management and are for informational purposes only and are not necessarily indicative of the actual or future results of operations or financial conditions that would have been achieved had the acquisition occurred at the dates assumed.

                     EDISON MISSION ENERGY AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1999
                                 (In thousands)


                                                        Fiddlers
                                                        Ferry and
                                                        Ferrybridge
                                Edison                  C Power
                                Mission                 Stations                Pro Forma                    Pro Forma
                                Energy                  (USD)                   Adjustments                 Consolidated
                           ----------------         ---------------            -------------             ------------------
Assets

Current Assets                   $1,039,294                $119,770               $ (771,066)   (D)             $   387,998
                           ----------------         ---------------            -------------             ------------------
 Investments
  Energy projects                 1,887,859                       -                        -                      1,887,859
  Oil and gas                        68,987                       -                        -                         68,987
                           ----------------         ---------------            -------------             ------------------
       Total Investments          1,956,846                       -                        -                      1,956,846

Net Property, Plant and
Equipment                         4,716,070                 252,164                2,757,355    (B)               7,725,589
                            ---------------          --------------             ------------              -----------------


Other Assets                        445,981                       -                   31,540    (C)                 477,521
                           ----------------         ---------------            -------------             ------------------

Total Assets                     $8,158,191                $371,934               $2,017,829                    $10,547,954
                           ================         ===============            =============             ==================


Liabilities and
Shareholder's Equity

Current Liabilities              $1,151,781                $ 57,913               $   97,485    (E)             $ 1,307,179
                           ----------------         ---------------            -------------             ------------------

Long-Term Obligations,
Net of Current
Maturities                        4,161,114                       -                1,308,910    (A)               5,470,024
                           ----------------         ---------------            -------------             ------------------


Long-Term Deferred
Liabilities                       1,227,765                  75,901                  849,554    (F)               2,153,220
                           ----------------         ---------------            -------------             ------------------

       Total Liabilities          6,540,660                 133,814                2,255,949                      8,930,423

Preferred Securities of
Subsidiaries                        352,135                       -                        -                        352,135
                           ----------------         ---------------            -------------             ------------------


Shareholder's Equity              1,265,396                 238,120                 (238,120)   (G)               1,265,396
                           ----------------         ---------------            -------------             ------------------

Total Liabilities and
Shareholder's Equity             $8,158,191                $371,934               $2,017,829                    $10,547,954
                           ================         ===============            =============             ==================

                     EDISON MISSION ENERGY AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                 (In thousands)


                                                                 Fiddlers Ferry
                                                                       and
                                              Edison              Ferrybridge C
                                              Mission            Power Stations                   Pro Forma               Pro Forma
                                              Energy                 (USD)                      Adjustments             Consolidated
                                          ---------------         ------------------         ------------------         ------------
Operating Revenues
  Electric Revenues                           $ 415,525                  $223,953                   $      -              $ 639,478
  Equity in income from energy
   projects                                      95,999                         -                          -                 95,999
  Equity in income from oil and gas               9,760                         -                          -                  9,760
  Operation and maintenance services             17,844                         -                          -                 17,844
                                          ---------------         ------------------         ---------------            ------------

            Total operating revenues            539,128                   223,953                          -                763,081
                                          ---------------         ------------------         ---------------            ------------

Operating Expenses
  Fuel                                          127,647                    97,302                     (6,910)    (H)        218,039
  Plant Operations                               81,389                    67,398                          -                148,787
  Operation and maintenance services             14,013                         -                          -                 14,013
  Depreciation and amortization                  59,743                    15,887                     35,158     (I)        110,788
  Administrative and general                     69,064                         -                          -                 69,064
  Restructuring Costs                                 -                    (9,062)                         -                 (9,062)
                                          ---------------         ------------------         ---------------            ------------

            Total Operating expenses            351,856                   171,525                     28,248                551,629
                                          ---------------         ------------------         ---------------            ------------
  Income from operations                        187,272                    52,428                    (28,248)               211,452
                                          ---------------         ------------------         ---------------            ------------


Other Income (Expense)
  Interest and other income                      20,584                     1,133                          -                 21,717
  Interest expense                             (123,392)                     (971)                   (52,492)    (J)       (176,855)
  Dividends on preferred securities              (7,378)                        -                          -                 (7,378)
                                          ---------------         ------------------         ---------------            ------------
            Total other income (expense)       (110,186)                      162                    (52,492)              (162,516)
                                          ---------------         ------------------         ---------------            ------------

  Income before taxes                            77,086                    52,590                    (80,740)                48,936

  Provision (benefit) for income taxes           13,675                    13,269                    (21,714)    (K)          5,230
                                          ---------------         ------------------         ---------------            ------------


Income before change in accounting
principle                                     $  63,411                  $ 39,321                   $(59,026)             $  43,706


Cumulative effect on prior years of
change in accounting for start-up costs         (13,840)                        -                          -                (13,840)
                                          ---------------         ------------------         ---------------            ------------

 Net Income                                   $  49,571                  $ 39,321                   $(59,026)             $  29,866
                                          ===============         ==================         ===============            ============

                    EDISON MISSION ENERGY AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                                (In thousands)


                                                                 Fiddlers Ferry
                                                                       and
                                            Edison                Ferrybridge C
                                            Mission               Power Stations                  Pro Forma              Pro Forma
                                            Energy                    (USD)                      Adjustments            Consolidated
                                        ---------------          ------------------          ------------------         ------------

Operating Revenues
  Electric Revenues                         $ 664,055                    $554,100                   $       -            $1,218,155
  Equity in income from energy
   projects                                   171,819                           -                           -               171,819
  Equity in income from oil and gas            17,613                           -                           -                17,613
  Operation and maintenance services           40,293                           -                           -                40,293
                                        ---------------          ------------------          ------------------         ------------
            Total operating revenues          893,780                     554,100                           -             1,447,880
                                        ---------------          ------------------          ------------------         ------------


Operating Expenses
  Fuel                                        176,954                     241,475                     (13,966)    (H)       404,463
  Plant Operations                            127,711                     138,917                           -               266,628
  Operation and maintenance services           28,386                           -                           -                28,386
  Depreciation and amortization                87,339                      38,020                      66,499     (I)       191,858
  Administrative and general                  122,925                           -                           -               122,925
  Restructuring Costs                               -                      22,200                           -                22,200
                                        ---------------          ------------------          ------------------         ------------
            Total Operating expenses          543,315                     440,612                      52,533             1,036,460
                                        ---------------          ------------------          ------------------         ------------


  Income from operations                      350,465                     113,488                     (52,533)              411,420
                                        ---------------          ------------------          ------------------         ------------
Other Income (Expense)
  Interest and other income                    49,785                           -                           -                49,785
  Interest expense                           (182,901)                     (1,740)                   (111,220)    (J)      (295,861)
  Dividends on preferred securities           (14,770)                          -                           -               (14,770)
                                        ---------------          ------------------          ------------------         ------------


            Total other income
             (expense)                       (147,886)                     (1,740)                   (111,220)             (260,846)
                                        ---------------          ------------------          ------------------         ------------


  Income before taxes                         202,579                     111,748                    (163,753)              150,574

  Provision (benefit) for income taxes         70,445                      35,145                     (50,747)    (K)        54,843
                                        ---------------          ------------------          ------------------         ------------


Net Income                                  $ 132,134                    $ 76,603                   $(113,006)           $   95,731
                                      ===============          ==================          ==================           ============

                             EDISON MISSION ENERGY
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The above unaudited pro forma consolidated financial statements reflect Edison Mission Energy's results of operations for the year ended December 31, 1998 as included in its Annual Report on Form 10-K, as well as its results of operations for the six month's ended June 30, 1999 and its financial position as of June 30, 1999 as included in its Quarterly Report on Form 10-Q. The results of Fiddler's Ferry and Ferrybridge C power stations included in the above unaudited pro forma consolidated financial statements for the year ended December 31, 1998 combine the audited results of its operations for the nine months ended January 3, 1999, contained elsewhere in this Form 8-K/A, and the unaudited results of its operations for the three months ended March 29, 1998. The unaudited pro forma consolidated income statement for the six months ended June 30, 1999 include the stations' unaudited results of operations for the six months ended July 4, 1999. The unaudited pro forma consolidated balance sheet as of June 30, 1999 contains Fiddler's Ferry and Ferrybridge C power stations' unaudited financial position as of July 4, 1999.

(A) To reflect the long-term debt issued by an EME subsidiary to fund the acquisition of Fiddler's Ferry and Ferrybridge C power stations.
(B) To reflect adjustment to fair value resulting from the preliminary purchase price allocation of the Fiddler's Ferry and Ferrybridge C power stations.
(C) To reflect the deferred financing costs related to the issuance of the long-term debt.
(D) To reflect the net cash consideration paid in connection with the acquisition of Fiddler's Ferry and Ferrybridge C power stations and related transaction costs including financial advisor, legal and accounting, offset by the net cash received in connection with the issuance of the long-term debt.
(E) To reflect accrual of transaction costs due after the consummation of the acquisition offset by the elimination of certain current liabilities not assumed.
(F) Reflects an accrual of approximately $90 million related to the assumption by EME of above market commodity contracts as required in the acquisition of Fiddler's Ferry and Ferrybridge C power stations and the establishment of a deferred tax liability of approximately $835 million associated with the difference between the book and tax basis of the assets acquired offset by liabilities not assumed.
(G) To reflect the elimination of PowerGen's investment in Fiddler's Ferry and Ferrybridge C power stations.
(H) Represents the reduction of Fiddler's Ferry and Ferrybridge C power stations' above market fuel costs to market levels.
(I) Reflects pro forma increase in depreciation and amortization resulting from amortization of the fair value of Fiddler's Ferry and Ferrybridge C power stations over periods from 5 to 32 years.
(J) Reflects the pro forma interest expense associated with the issuance of long-term debt and use of existing credit lines to finance the acquisition of Fiddler's Ferry and Ferrybridge C power stations. The long-term debt bears interest at the London Interbank Offer Rate plus 1.5% (approximately 6.7% at 6/30/99). EME's average credit line bore interest at approximately 6.25% on June 30, 1999.
(K) Reflects the adjustment necessary to provide income taxes at the effective rate.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    Edison Mission Energy
                                    ---------------------
                                         (Registrant)



                                    By   /s/ KEVIN M. SMITH
                                      --------------------------
                                         KEVIN M. SMITH,
                                       Senior Vice President and
                                       Chief Financial Officer



Date: September 30, 1999
     -------------------